EXHIBIT 99.1
News Release

COMMERCIAL METALS COMPANY ANNOUNCES A 14% INCREASE IN QUARTERLY DIVIDEND

Irving, Texas - October 11, 2022 - Today, October 11, 2022, the board of directors of Commercial Metals Company (NYSE: CMC) ("CMC") declared a regular quarterly cash dividend of $0.16 per share of CMC common stock, an increase of $0.02, or 14%, from the dividend paid in July 2022. CMC’s 232nd consecutive quarterly dividend will be paid on November 10, 2022, to stockholders of record as of the close of business on October 27, 2022.

About Commercial Metals Company

CMC and its subsidiaries manufacture, recycle and fabricate steel and metal products and provide related materials and services through a network of facilities that includes seven electric arc furnace ("EAF") mini mills, two EAF micro mills, one rerolling mill, steel fabrication and processing plants, construction-related product warehouses and metal recycling facilities in the United States and Poland. Through our Tensar operations, CMC is a leading global provider of innovative ground and soil stabilization solutions selling into more than 80 national markets through two major product lines: Tensar® geogrids and Geopier® foundation systems.

Media Contact:
Susan Gerber
214.689.4300